Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form F-10 of Uranium Royalty Corp. of our report dated July 27, 2022 relating to the financial statements of Uranium Royalty Corp., which appears in Exhibit 99.3 to Uranium Royalty Corp.’s Annual Report on Form 40-F for the year ended April 30, 2022.

We also consent to the reference to us under the heading “Interests of Experts”, which appears in the Annual Information Form which appears in Exhibit 99.1 to Uranium Royalty Corp.’s Annual Report on Form 40-F, which is incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants
Vancouver, Canada
June 8, 2023

PricewaterhouseCoopers LLP

PricewaterhouseCoopers Place, 250 Howe Street, Suite 1400, Vancouver, British Columbia, Canada V6C 3S7

T: +1 604 806 7000, F: +1 604 806 7806, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.